Exhibit 10.2
Confidential Treatment Requested
DEVELOPMENT AND REGULATORY SERVICES AGREEMENT
AMENDMENT
This Amendment, dated as of the 22nd day of June, 2009, (the “Amendment”) to the Development and Regulatory Services Agreement, is between Kensey Nash Corporation, a Delaware corporation, having its principal place of business at 735 Pennsylvania Dr., Exton, PA 19341 (hereinafter referred to as “KNC”) and The Spectranetics Corporation, a Delaware corporation, having its principal place of business at 9965 Federal Drive, Colorado Springs CO 80921 (hereinafter referred to as “Spectranetics”).
WHEREAS, KNC and Spectranetics are parties to a certain Development and Regulatory Services Agreement, dated May 30, 2008 (the “Agreement”);
WHEREAS, KNC and Spectranetics desire to modify various aspects of the Agreement related to, among other things, regulatory services, milestone payments and the Development Plan;
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements provided herein, and other good and valuable consideration, KNC and Spectranetics agree as follows.
1. Section 6.1, Milestone Payments is amended by substitution of the following subsections for the subsection of the equivalent letter in the Agreement:
“(a) one million five hundred thousand dollars ($1,500,000) within ten (10) business days following the receipt of CE Mark Approval from Spectranetics’ European notified body for the ***** described in the Development Plan;
(b) five hundred thousand dollars ($500,000) within ten (10) business days following the receipt of an Approval from the FDA of an Investigational Device Exemption (IDE) for ***** for the ***** described in the Development Plan;
(d) one million dollars ($1,000,000) within ten (10) business days following the mutually agreed upon successful completion of the Design Verification Design Review for the ***** described in the Development Plan; and
(e) one million dollars ($1,000,000) within ten (10) business days following the receipt of CE Mark Approval from Spectranetics’ European notified body for the ***** described in the Development Plan.”

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2. The Parties hereto agree that the requirements of Section 6.1 (c) have been met and such milestone payment has been satisfied.
3. Section 6.1, Milestone Payments is further amended by addition of the following subsections:
“(f) two million dollars ($2,000,000) within ten (10) business days following the receipt of a 510(k) Clearance or Pre-Market Approval (PMA) from the FDA for a ***** for the ***** described in the Development Plan; and
(g) one million dollars ($1,000,000) within ten (10) business days following the receipt of a 510(k) Clearance or Pre-Market Approval (PMA) from the FDA for a ***** for the ***** described in the Development Plan.”
4. Schedule B, Development Plan, is amended as set forth in the Revised Schedule B, which is dated June 22, 2009, and attached hereto.
5. Sections 3.1, 4.5, 4.6, and 6.3 are hereby amended in their entirety, as set forth below, to indicate modified sharing of certain Clinical Trial Costs and Regulatory Costs with regard to the activities in the Development Plan directed toward the milestones set forth as 6.1(f) and 6.1(g).
“3.1 Development Roles. Subject to the terms of this Agreement, KNC agrees to, in consultation with Spectranetics, work in good faith to develop the Products in accordance with the Development Plan (the “Development Program”). KNC and Spectranetics will jointly define the Products’ specifications to meet market requirements; provided that Spectranetics shall have final approval of all design inputs, including without limitation, Product needs and Specifications. The parties have agreed upon a general allocation of responsibilities for such purposes as set forth in this Section 3, and a specific allocation of responsibilities for the activities under this Agreement as set forth in the Development Plan. KNC may conduct independent development work at its own expense regarding Products other than in accordance with the Development Plan, provided that (a) KNC shall regularly update Spectranetics regarding such efforts, (b) KNC shall not incorporate any modifications or additions into the Products as a result of such efforts without the prior written consent of Spectranetics on a case-by-case basis; and (c) any modifications or Inventions resulting from such independent work shall be subject to the provisions of Section 7.2 below. Spectranetics will review and advise on product development progress, including without limitation, medical input to provide assistance in the definition of the end-user product requirements and marketing specifications and phase review approval in the KNC design control process. If Spectranetics requests a material deviation from the Development Plan for a particular Product, then KNC will provide Spectranetics an estimate of the additional development and regulatory costs that would not have otherwise been incurred by KNC in the absence of such material deviation and Spectranetics will elect to either (i) bear such additional development and regulatory costs, in which case, the parties would still share Clinical Trial Costs equally, or (ii) not to proceed with the proposed change to the Development Plan. Notwithstanding the foregoing, or as otherwise set forth in this Amendment, the parties hereto agree that the filing of a second PMA, or a PMA Supplement, hereunder shall constitute a material deviation as set forth above.

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4.5 Product Approvals. KNC shall have the responsibility for seeking the FDA Approvals (but not for CE Marking or for Approvals outside of the United States) on Spectranetics’ behalf and in Spectranetics’ name for the Products. Upon obtaining any FDA Approval, KNC will transfer to Spectranetics copies of related regulatory filings and correspondence, and to the extent not already granted, title to such filings, and correspondence, including without limitation complete submission files relating to such Approvals in agreed upon formats.
4.6 Expanded Indication Approvals. KNC shall have the responsibility for the efforts to obtain Approval from the FDA for:
(a)	the ***** described in the Development Plan;

(b)	the ***** described in the Development Plan;

(c)	the ***** described in the Development Plan;

(d)	***** described in the Development Plan for the *****; and

(e)	the ***** described in the Development Plan for either a *****.
KNC shall pay the Development and Regulatory Costs incurred in connection with the efforts to obtain such Approvals from the FDA; however, the parties agree to share equally any applicable Clinical Trial Costs to obtain such Approvals from the FDA.
Notwithstanding the foregoing, the parties agree to share equally the associated Clinical Trial Costs pursuant to the Expanded Indication Approvals set forth at Subsections 4.6 (d) and 4.6 (e), herein this Section, however, Clinical Trial Costs shall be limited to a shared maximum amount of $5.5 million (the “Maximum Combined Trial Cost”), further, the maximum amounts of shared contributions pursuant to the efforts under Subsections 4.6 (d) and 4.6 (e), shall be $2.5 Million and $4.5 million, respectively (each a “Maximum Product Trial Cost”).If the design of the Trial(s) indicates that such Maximum Combined Trial Cost or any Maximum Product Trial Cost will likely be exceeded, or if such Trial is proposed to be modified in such a way as to likely exceed such Maximum Combined Trial Cost or any Maximum Product Trial Cost, the parties shall meet and agree upon an appropriate way to proceed, but in no case shall KNC be liable for any Clinical Trial Costs in excess of one-half the Maximum Combined Trial Cost, or one-half of each Maximum Product Trial Cost. Spectranetics shall have no obligation to fund Clinical Trial Costs in excess of one-half the Maximum Combined Trial Costs, or one-half of each Maximum Product Trial Cost.

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6.3 Clinical Trial Cost Reimbursement. Before commencing clinical trials with respect to any particular Product, Spectranetics and KNC shall negotiate with each other in good faith to agree on the scope, budget, allocation of expenses and methods of reimbursement in connection with such clinical trials, subject in each case to KNC’s agreement as set forth in Section 3.1 and the limitations set forth at Section 4.6 regarding the Clinical Trial Costs. Each party agrees that actual Clinical Trial Costs may not equal the preliminary estimates and that, except for additional Clinical Trial Costs that may be incurred following a termination event pursuant to Section 11.1(b), where the KNC portion of any additional, post-termination Clinical Trial Costs would be credited against the Revenue Share as set forth in Section 11.1(b), each party’s share of incurred Clinical Trial Costs is non-refundable regardless of clinical trial or approval outcome.”
6. This Amendment is meant to amend, modify or supercede only those specific Sections, rights, responsibilities, liabilities and/or covenants expressly referred to in this Amendment, and only to the extent so referred to; and accordingly all other Sections and covenants of the Agreement shall remain unaffected and shall continue to have full force and effect.
7. This Amendment may be executed in one or more counterparts, all of which taken together will constitute one and the same instrument.
8. This Amendment, to the extent signed and delivered by means of a facsimile machine or pdf or other electronic transmission, shall be treated in all manner and respects and for all purposes as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version hereof delivered in person.
IN WITNESS WHEREOF, the parties have executed this Amendment through their duly authorized representatives as of the date first written above.

SPECTRANETICS CORPORATION			KENSEY NASH CORPORATION

By:	/s/ Guy A. Childs		By:	/s/ Joseph W. Kaufmann

	Name:	Guy A. Childs		Joseph W. Kaufmann
	Title:	Chief Financial Officer		Chief Executive Officer

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AMENDED SCHEDULE B
DEVELOPMENT PLAN
DATED JUNE 22, 2009
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